Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-07275 of Glenbrook Life and Annuity Company on Form S-3 of our report dated February 5, 2003, appearing in the Annual Report on Form 10-K of Glenbrook Life and Annuity Company for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Chicago, Illinois
April 10, 2003